Exhibit 3.1

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

VERITAS FARMS, INC.

The Articles of Incorporation of this corporation, originally filed with the Nevada Secretary of State on March 15, 2011, pursuant to Nevada Revised Statutes, Chapter 78 (the “Nevada Corporations Code”), were amended by separate certificates of amendment filed on October 13, 2017, January 30, 2019 and September 12, 2019.

A Certificate of Amendment to the Amended and Restated Articles of Incorporation for the Designation of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock was filed on May 10, 2021 effective May 11, 2021.

Pursuant to the Nevada Corporations Code, the name of this corporation was changed from “Armeau Brands Inc.” to “SanSal Wellness Holdings, Inc.” on October 13, 2017, and from “SanSal Wellness Holdings, Inc.” to “Veritas Farms, Inc.” on January 30, 2019.

The Amended and Restated Articles of Incorporation of this corporation are hereby amended and restated in their entirety as follows:

ARTICLE I. NAME

The name of the Corporation is VERITAS FARMS, INC.

ARTICLE II. DURATION AND COMMENCEMENT OF EXISTENCE

The Corporation shall exist perpetually. The existence of the Corporation commenced on the date of filing of the original Articles of Incorporation with the Nevada Secretary of the State.

ARTICLE III. PURPOSE

The Corporation is organized to engage in any activity or business permitted under the laws of the United States and Nevada.

ARTICLE IV. CAPITAL STOCK

The aggregate number of shares of all classes of capital stock which this Corporation shall have authority to issue is eight hundred and twenty million (820,000,000), consisting of (i) eight hundred million (800,000,000) shares of common stock, par value $0.001 (the “Common Stock”), and (ii) twenty million (20,000,000) shares of preferred stock, par value $0.001 (the “Preferred Stock”).

The designations preferences, qualifications, limitations, rights and restrictions of the Preferred Stock and the Common Stock are as follows:

A. PROVISIONS RELATING TO THE PREFERRED STOCK:

1. The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations, preferences, qualifications, limitations, rights and restrictions as are stated and expressed in these Amended and Restated Articles of Incorporation and in the resolution or resolutions providing for the issuance of such class or series adopted by the Board of Directors as prescribed below.

2. Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, to determine and take necessary proceedings fully to effect the issuance and redemption of any such Preferred Stock, and, with respect to each class or series of Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance of the class or series the following:

(a) Whether or not the class or series is to have voting rights, full or limited, or is to be without voting rights;

(b) The number of shares to constitute the class or series and the designations of the class or series;

(c) the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions, if any, with respect to any class or series;

(d) Whether or not the shares of any class or series shall be redeemable and if redeemable, the redemption price or prices, and the time or times at which the terms and conditions upon which such shares shall be redeemable and the manner of redemption;

(e) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds shall be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

(f)  the dividend rate, if any, whether any such dividends are payable in cash, stock of the Corporation or other property, the conditions upon which and the times when any such dividends are payable, the preference to or the relation to the payment of the dividends payable on any other class or series of stock, whether or not such dividends shall be cumulative or non-cumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

(g) The preferences, if any, and the amounts which the holders of any class or series shall be entitled to receive upon the voluntary or involuntary dissolution of or upon any distribution of the assets of the Corporation;

(h) whether or not the shares of any class or series shall be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and the conversion price, ratio or rate at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

(i) Such other special rights and protective provisions with respect to any class or series as the Board of Directors may deem advisable and in the best interest of the Corporation.

The shares of each class or series of Preferred Stock may vary from the shares of any other class or series in any or all of the foregoing respects. The Board of Directors may increase the number of shares of Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of Preferred Stock designated for any class or series by a resolution, subtracting from such series unissued shares of Preferred Stock designated for such class or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of Preferred Stock.

3. The Designation of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock filed on May 10, 2021 and effective May 11, 2021, a copy of which is attached hereto as Exhibit A, is hereby incorporated herein by reference.

B. PROVISIONS RELATED TO THE COMMON STOCK:

1. Except as otherwise required by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of Preferred Stock, as provided above, all rights to vote and all voting power shall be vested exclusively in the holders of Common Stock.

2.  Subject to the rights of the holders of the Preferred Stock, the holders of Common Stock shall be entitled to receive when, as and if declared by the Board of Directors, out of funds legally available for such purpose, dividends payable in cash, stock or otherwise.

3. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock shall have been paid in full the amounts to which they shall be entitled (if any) or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests to the exclusion of the holders of the Preferred Stock.

C. GENERAL PROVISIONS:

1. Except as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of Preferred Stock, as provided above, cumulative voting by any stockholder is hereby expressly denied.

2. No stockholder of this Corporation shall have, by reason of its holding shares of any class or series of stock of the Corporation, any preemptive or preferential rights to purchase or subscribe for any other shares of any class or series of this Corporation now or hereafter authorized and any other equity securities, or any notes, debentures, warrants, bonds, or other securities convertible into, or options or warrants to purchase shares of, any class or series, now or hereafter authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholder.

ARTICLE V. REGISTERED OFFICE AND AGENT

The street address of the registered office of the Corporation is 701 S. Carson Street, Suite 200, Carson City, Nevada 89701. The Corporation’s registered agent at that address is Vcorp Services, LLC.

ARTICLE VI. STOCKHOLDERS’ MEETINGS

The Corporation shall hold a special meeting of stockholders only:

A. on call of the Board of Directors or persons authorized to do so by the Corporation’s bylaws (“Bylaws”); or

B. if the holders of not less than fifty percent (50%) of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date, and deliver to the Corporation’s secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

ARTICLE VII. LIMITATION ON DIRECTOR LIABILITY

A director shall not be personally liable to the Corporation or the holders of shares of capital stock for monetary damages for breach of fiduciary duty as a director, except:

A. for any breach of the duty of loyalty of such director to the Corporation or such holders;

B. for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation or law;

C. under Nevada Revised Statutes Section 78.300 or any other provision of the Nevada Corporations Code that now or in the future imposes liability on directors; or

D. for any transaction from which such director derives an improper personal benefit.

If the Nevada Corporations Code is hereafter amended to authorize the further or broader elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Corporations Code, as so amended. No repeal or modification of this Article VII shall adversely affect any right of or protection afforded to a director of the Corporation existing immediately prior to such repeal or modification.

ARTICLE VIII. INDEMNIFICATION

The Corporation shall indemnify, to the fullest extent permitted by law, as now or hereafter in effect, the Incorporator and any officer or director of the Corporation. Without limiting the generality of the foregoing, the Bylaws may provide for indemnification of the officers, directors, employees and agents on such terms and conditions as the Board of Directors may from time to time deem appropriate or advisable.

ARTICLE IX. BOARD OF DIRECTORS

The Corporation shall have no less than one (1) or more than fifteen (15) directors. The number of directors may be altered from time to time in accordance with the Corporation’s Bylaws.

ARTICLE X. BYLAWS

The power to adopt, alter, amend or repeal the Bylaws shall be vested in the Board of Directors and the stockholders, except that the Board of Directors may not amend or repeal any bylaw adopted by the stockholders if the stockholders specifically provide that the bylaw is not subject to amendment or repeal by the directors.

ARTICLE XI. AMENDMENTS

The Corporation reserves the right to amend, alter, change, or repeal any provision in these Amended and Restated Articles of Incorporation in the manner prescribed by law, and all rights conferred on stockholders are subject to this reservation.

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The foregoing Amended and Restated Articles of Incorporation were adopted by the Board of Directors and the majority stockholder (having 88% of voting power) of the Corporation pursuant to a joint written consent dated March 31, 2023, in accordance with the provisions of the Nevada Corporations Code.

IN WITNESS WHEREOF, the undersigned being the Chief Executive Officer of the Corporation, has executed these Amended and Restated Articles of Incorporation as of March 31, 2023.

VERITAS FARMS, INC.

By:	/s/ Thomas E. Vickers
Name:	Thomas E. Vickers
Title:	Chief Executive Officer

EXHIBIT A

DESIGNATION OF SERIES A CONVERTIBLE PREFERRED STOCK

AND

SERIES B CONVERTIBLE PREFERRED STOCK

General

At a duly called meeting of the Board of Directors (the “Board of Directors” or the “Board”) of Veritas Farms, Inc. (the “Company”) held on April 30, 2021. the following resolutions were duly adopted by the Board:

NOW, THEREFORE, BE IT RESOLVED, that pursuant to Article [IV] of the [Amended and Restated] Articles of Incorporation there is hereby established (i) a new series of 4,000,000 shares of Series A Convertible Preferred Stock of the Company (the “Series A Preferred Stock”); and (ii) a new series of 1,000,000 shares of Series B Convertible Preferred Stock of the Company (the “Series B Preferred Stock”); each series [having] the designation, rights, preferences, powers, restrictions and limitations set forth as follows:

Series A Convertible Preferred Stock

1. Designation and Number of Shares. The series will be known as the “Series A Convertible Preferred Stock” and will consist of 4,000,000 shares of the authorized but unissued preferred stock of the Company. The face amount of each share of Series A Preferred Stock shall be One Dollar ($1.00) (the “Stated Value”).

2. Ranking. In respect of rights to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding-up of the Company, the Series A Preferred Stock shall rank (a) junior to the Company’s Series B Convertible Preferred Stock (the “Series B Preferred Stock”); and (b) senior to (i) the Company’s common stock, par value $0.001 per share (the “Common Stock”); and (ii) senior to any other class or series of stock (including other series of Preferred Stock) of the Company (collectively, “Junior Stock”).

3. Dividends. From and after the date of the issuance of any shares of Series A Preferred Stock, dividends at the rate per annum of 8%, compounded annually, accrue daily on the Stated Value (the “Accruing Dividends”). Accruing Dividends shall accrue from day to day, whether or not declared, and shall be cumulative; provided, however, such Accruing Dividends shall be payable only when, as, and if declared by the Board of Directors and the Company shall be under no obligation to pay such Accruing Dividends except as set forth herein. The Company shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Company (other than dividends on (a) shares of Series B Preferred Stock and (b) Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Articles of Incorporation) the holders of the Series A Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series A Preferred Stock in an amount at least equal to the sum of (a) the amount of the aggregate Accruing Dividends then accrued on such share of Series A Preferred Stock and not previously paid; and (b) (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series A Preferred Stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock; and (B) the number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend; or (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series A Preferred Stock determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series); and (B) multiplying such fraction by an amount equal to the Stated Value of the Series A Preferred Stock; provided, that if the Company declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Company, the dividend payable to the holders of Series A Preferred Stock pursuant to this Section 3 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series A Preferred Stock dividend.

4. Liquidation.

(a) Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or any Deemed Liquidation Event, as defined in Section 4(b) below (collectively, a “Liquidation Event”), the holders of Series A Preferred Stock shall be entitled to receive, after payment to all holders of Series B Preferred Stock of a liquidation preference equal to the aggregate amount of one hundred fifty percent (150%) of the Stated Valued of the Series B Preferred Stock and the amount of the accrued but unpaid dividends on the Series B Preferred Stock, but prior and in preference to any distribution of any of the assets of the Company to the holders of Junior Stock by reason of their ownership thereof, an aggregate amount per share equal to the Stated Value of the Series A Preferred Stock and the accrued but unpaid dividends thereon (the “Liquidation Amount”). After the payment to all holders of Series B Preferred Stock of a liquidation preference equal to the aggregate amount of one hundred fifty percent (150%) of the Stated Valued of the Series B Preferred Stock and the amount of the accrued but unpaid dividends on the Series B Preferred Stock and to all holders of the Series A Preferred Stock of the full Liquidation Amount, the remaining assets of the Company available for distribution to its shareholders shall be distributed among the holders of the shares of Series B Preferred Stock and Junior Stock, pro rata, on an “as converted basis,” determined immediately prior to such Liquidation Event, and the Series A Preferred Stock shall not be entitled to participate in such distribution of the remaining assets of the Company.

(b) Consolidation, Merger, Etc. (i) Any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization (including a share exchange), in which the shareholders of the Company immediately prior to such consolidation, merger or reorganization, do not hold at least a majority of the resulting or surviving entity’s voting power immediately after such consolidation, merger or reorganization (solely in respect of their equity interests in this Company); (ii) the sale, lease, transfer, exclusive license or other disposition of all or substantially all of the assets or business of the Company; and (iii) or a Sale of Voting Control shall, in addition to any liquidation, dissolution or winding up of the Company, each also be deemed to be a Liquidation Event. Notwithstanding the foregoing, any transaction described in (i) or (ii) or (iii) above (individually and collectively, a “Deemed Liquidation Event”) shall not constitute a Liquidation Event (or a Deemed Liquidation Event) if, upon the request of the Company (upon the approval of a majority of the members of the Board, excluding for this purpose any director elected or designated by holders of Series A Preferred Stock), the holders of a majority of the issued and outstanding shares of Series A Preferred Stock consent, in writing, to such transaction being deemed not to be a Liquidation Event. “Sale of Voting Control” means the transfer by shareholders of the Company (in one or a series of related transactions) to one person or group of related persons of shares constituting not less than a majority of the outstanding shares of Common Stock of the Company with the Series A Preferred Stock, Series B Preferred Stock and any other class of convertible Junior Stock, on an “as converted” basis.

(c) Consideration. If any of the assets of the Company are to be distributed, or consideration is otherwise to be distributed, paid or received in a transaction described, under this Section 4 in a form other than cash, the fair market value of such assets (including for purposes of payment of the Liquidation Amount) shall be determined in good faith by the Board. Any securities shall be valued as follows (or if otherwise so determined by the Board, in a manner provided for under the negotiated terms of an arms-length transaction with a third party, approved by the Board and the requisite vote of the shareholders of the Company):

(i) Securities not subject to investment letter or other similar restrictions on free marketability covered by (B) below:

(A) If traded on a national securities exchange (as defined under the Securities Exchange Act of 1934, as amended), the value shall be deemed to be the average of the closing prices of the securities on such exchange over the twenty (20) trading day period ending three days prior to the closing;

(B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the twenty (20) trading day period ending three days prior to the closing; and

(C) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board.

(ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount (as determined by the Board in good faith) from the market value determined as pursuant to clause (i) above to reflect the approximate fair market value thereof.

(d) Notice of Liquidation Event. The Company shall give each holder of record of Series A Preferred Stock written notice of the transaction which, if effected, will constitute a Liquidation Event not later than twenty (20) days prior to the shareholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first notice shall describe the material terms and conditions of the pending transaction and the provisions of this Section 4(d). The Company shall thereafter give such holders prompt notice of any material changes in the terms of the pending transaction. The transaction shall in no event take place sooner than twenty (20) days after the Company has given the first notice or sooner than seven (7) days after the Company has given notice of any material changes in the terms of such transaction. In the event the requirements of this Section 4(d) are not complied with in all material respects, the Company shall forthwith either:

(i) cause such closing to be postponed until such time as the requirements of this Section 4(d) have been complied with; or

(ii) cancel such transaction, in which event the rights, preferences and privileges of the Series A Preferred Stock shall continue in effect in accordance with the terms of the Articles of Incorporation, as the same may be amended from time to time.

5. Conversion. The holders of Series A Preferred Stock shall have the following conversion rights (the “Conversion Rights”):

(a) Voluntary Conversion. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Stated Value by the Conversion Price in effect at the time of conversion. The conversion price of Series A Preferred Stock (the “Conversion Price”) shall initially be $0.05 per share. The Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. Any accrued but unpaid dividends existing at the time of any conversion pursuant to this Section 5(a) may, at the option of the holder, be converted into shares of Common Stock at a price per share equal to the Stated Value divided by the Conversion Price (as equitably adjusted for any stock splits, stock dividends, reverse stock splits, stock combinations and other similar capitalization changes).

(b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series A Preferred Stock. In lieu of any fractional shares to which a holder would otherwise be entitled, the Company shall pay cash in an amount equal to the product (calculated to the nearest cent) of such fraction and the fair market value of one share of Common Stock as determined in good faith by the Board.

(c) Mechanics of Conversion.

(i) In order for a holder of Series A Preferred Stock to convert shares of Series A Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates representing such shares of Series A Preferred Stock, at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Company if the Company serves as its own transfer agent), together with written notice that such holder elects to convert all or any portion of the shares of the Series A Preferred Stock represented by such certificate or certificates. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or such holder’s attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Company if the Company serves as its own transfer agent) shall be the conversion date (“Conversion Date”). The Company shall, as soon as practicable after the Conversion Date, issue and deliver to the holder of such Series A Preferred Stock, or to such holder’s nominees, a certificate or certificates representing the number of shares of Common Stock to which such holder is entitled upon conversion of such Series A Preferred Stock, together with cash in lieu of any fractional share.

(ii) The Company shall at all times when shares of Series A Preferred Stock are outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock into shares of Common Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of Series A Preferred Stock, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

(d) Adjustments to Conversion Price.

(i) Adjustment for Stock Splits and Combinations. If the Company shall at any time, or from time to time, after the date of the first issuance of Series A Preferred Stock (the “Original Issue Date”) effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time, or from time to time, after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this subsection shall become effective concurrently with the effectiveness of such subdivision or combination.

(ii) Adjustment for Common Stock Dividends and Distributions. If the Company at any time, or from time to time, after the Original Issue Date, shall make or issue a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price then in effect shall be decreased concurrently with the issuance of such dividend or distribution, by multiplying the Conversion Price then in effect by a fraction: (x) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance; and (y) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that no adjustment with respect to the Conversion Price or the Series A Preferred Stock shall be made if the holders of Series A Preferred Stock simultaneously receive, at the election of the Company (i) a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock that they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event or (ii) a dividend or other distribution of shares of Series A Preferred Stock based on the number of shares of Common Stock which each share of Series A Preferred Stock is convertible into, as of the date of such event, as is equal to the number of additional shares of Common Stock being issued with respect to each share of Common Stock in such dividend or distribution.

(iii) Adjustment for issuances below Conversion Price. If the Company at any time, or from time to time, after the Original Issue Date, shall issue shares of its Common Stock for consideration per share (“Offering Price”) or issue any securities convertible into or exchangeable for its Common Stock for a consideration per share of Common Stock (the “Exchange Price”) deliverable upon conversion or exchange of such securities (excluding shares of Common Stock or securities convertible into or exchangeable for its Common Stock issued (A) in any of the transactions described in Section 5(d)(i) and 5(d)(ii) above; (B) upon issuance of stock or exercise of options granted to the Company’s officers, directors, employees and consultants under a plan or plans adopted by the Company’s Board of Directors or a committee thereof and approved by its shareholders (but only to the extent that the aggregate number of shares excluded by this Section 5(d)(iii) does not exceed 15% of the Company’s Common Stock outstanding, on a fully diluted basis, at the time of any issuance); (C) upon exercise of options, warrants, convertible securities and convertible note outstanding as of the Original Issue Date; (D) to shareholders of any corporation which merges into the Company in proportion to their stock holdings of such corporation immediately prior to such merger, upon such merger; (E) in a bona fide public offering pursuant to a firm commitment underwriting; or (F) in connection with an acquisition of a business or technology which has been approved by a majority of the Company’s outside directors but only if no adjustment is required pursuant to any other specific subsection of this Section 5 with respect to the transaction giving rise to such rights), less than the Conversion Price, then the Conversion Price shall be immediately reset to equal such lower Offering Price or Exchange Price.

(iv) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 5(d), the Company at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series A Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, as promptly as reasonably practicable after the written request at any time of any holder of Series A Preferred Stock (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series A Conversion Price then in effect; and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series A Preferred Stock.

(e) Notices. All notices hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the person to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five days after having been sent by certified mail, return receipt requested, postage prepaid; or (iv) the next business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the holder at its address and facsimile number, if any, appearing on the books of the Company.

6. Status of Converted Stock. In the event any shares of Series A Preferred Stock shall be converted pursuant to Section 5 hereof, the shares so converted shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate as of the time of conversion, except only the right of the holders thereof to receive shares of Common Stock in exchange therefore and, as applicable, to receive payment of any accrued but unpaid dividends thereon, and shall thereupon become Preferred Stock of the Company without further designation or terms applicable thereto, other than those which are otherwise applicable, if any, to the Preferred Stock of the Company, generally.

7. Voting Rights. Except as otherwise provided herein or as required by applicable law, the holders of Series A Preferred Stock shall be entitled to vote, together with holders of Series B Preferred Stock and Common Stock a single class, on an “as converted” basis, with respect to any matter or question upon which holders of Common Stock have the right to vote. The holders of the Series A Preferred Stock shall also be entitled to vote, separately as a class, on such matters or questions as may, hereunder or otherwise, be presented to holders of the Series A Preferred Stock for a vote from time to time, with each such share having an equivalent vote, and the Series A Preferred Stock shall be entitled to vote together as a single class with any class or series of stock of the Company other than the Common Stock, as may be issued and outstanding from time to time, as and to the extent which the voting rights and other terms applicable to such stock shall from time to time so provide. In addition to any other vote or approval required under Nevada law, holders of a majority of the issued and outstanding shares of Series A Preferred Stock shall approve any amendment to the Articles of Incorporation that would have a material adverse effect on only the rights of the holders of the Series A Preferred Stock as expressly set forth in the Articles of Incorporation.

8. Protective Provisions. At all times prior to the earlier of the date (a) the Common Stock is listed for trading on a national securities exchange; and (b) fewer than 500,000 shares of the Series A Preferred Stock designated hereunder are issued and outstanding, the Company shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Articles of Incorporation) the prior written approval of the holders of a majority of the outstanding Series A Preferred Stock:

(a) amend or repeal any provision of the Articles of Incorporation or Bylaws, if such amendment or repeal would have a material adverse effect on the rights of the holders of Series A Preferred Stock;

(b) materially amend or alter the preferences, rights or privileges of the Series A Preferred Stock;

(c) declare or pay any dividends or make any distributions on any of the Company’s securities other than as provided herein;

(d) purchase or redeem (or permit any subsidiary to purchase or redeem) any shares of equity securities of the Company other than pursuant to any employment agreement or restricted stock or similar arrangement, or pursuant to any equity compensation plan or arrangement;

(e) other than the Series B Preferred Stock that ranks senior to the Series A Preferred Stock, authorize or issue any new shares of Series A Preferred Stock or any class or series of stock or any other equity interest in the Company that ranks on a parity with or senior to the Series A Preferred Stock;

(f) enter into an agreement that would materially limit the Company’s ability to perform its obligations in respect of the Series A Preferred Stock;

(g) liquidate, dissolve or wind-up the business and affairs of the Company, effect any merger or consolidation or any other Deemed Liquidation Event, or consent to any of the foregoing; or

(h) take any other action, which pursuant to the Articles of Incorporation or applicable Nevada law, requires the vote of the holders of the Series A Preferred Stock as a separate class or series.

9. Redeemed or Otherwise Acquired Shares. Any shares of Series A Preferred Stock that are redeemed or otherwise acquired by the Company or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Company nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series A Preferred Stock following such redemption or acquisition by the Company.

10. Waiver. The rights, preferences, privileges and other terms of the Series A Preferred Stock may be waived as to all shares of Series A Preferred Stock in any instance (without the necessity of convening any meeting of shareholders) upon the written agreement or consent, or the vote at a duly called meeting of shareholders, of a majority of the holders of the Series A Preferred Stock, and such waiver shall thereupon be binding upon all holders of Series A Preferred Stock.

11. Miscellaneous. The holders of the Series A Preferred Stock shall be entitled to receive all communications sent by the Company to the holders of the Common Stock.

Series B Convertible Preferred Stock

1. Designation and Number of Shares. The series will be known as the “Series B Convertible Preferred Stock” and will consist of 1,000,000 shares of the authorized but unissued preferred stock of the Company. The face amount of each share of Series B Preferred Stock shall be One Dollar ($1.00) (the “Stated Value”).

2. Ranking. In respect of rights to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding-up of the Company, the Series B Preferred Stock shall rank senior to (a) the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”); (b) the Company’s common stock, par value $0.001 per share (the “Common Stock”); and (c) any other class or series of stock (including other series of Preferred Stock) of the Company (collectively, “Junior Stock”).

3. Dividends. From and after the date of the issuance of any shares of Series B Preferred Stock, dividends at the rate per annum of 8%, compounded annually, accrue daily on the Stated Value (the “Accruing Dividends”). Accruing Dividends shall accrue from day to day, whether or not declared, and shall be cumulative; provided, however, such Accruing Dividends shall be payable only when, as, and if declared by the Board of Directors and the Company shall be under no obligation to pay such Accruing Dividends except as set forth herein. The Company shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Company (other than dividends on (a) Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Articles of Incorporation) the holders of the Series B Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series B Preferred Stock in an amount at least equal to the sum of (a) the amount of the aggregate Accruing Dividends then accrued on such share of Series B Preferred Stock and not previously paid; and (b) (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series B Preferred Stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock; and (B) the number of shares of Common Stock issuable upon conversion of a share of Series B Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend; or (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series B Preferred Stock determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series); and (B) multiplying such fraction by an amount equal to the Stated Value of the Series B Preferred Stock; provided, that if the Company declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Company, the dividend payable to the holders of Series B Preferred Stock pursuant to this Section 3 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series B Preferred Stock dividend.

4. Liquidation.

(a) Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or any Deemed Liquidation Event, as defined in Section 4(b) below (collectively, a “Liquidation Event”), the holders of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of Junior Stock (including Series A Preferred Stock) by reason of their ownership thereof, a liquidation preference per share equal to one hundred fifty percent (150%) of the Stated Valued of the Series B Preferred Stock and the amount of the accrued but unpaid dividends on the Series B Preferred Stock (the “Liquidation Amount”). After the payment to all holders of Series B Preferred Stock of the Liquidation Amount and to the payment to all holders of Series A Preferred Stock of a liquidation preference per share equal to the Stated Valued of the Series A Preferred Stock and the amount of the accrued but unpaid dividends on the Series A Preferred Stock, the remaining assets of the Company available for distribution to its shareholders shall be distributed among the holders of the shares of Series B Preferred Stock and Junior Stock other than the Series A Preferred Stock, pro rata, on an “as converted basis,” as applicable.

(b) Consolidation, Merger, Etc. (i) Any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization (including a share exchange), in which the shareholders of the Company immediately prior to such consolidation, merger or reorganization, do not hold at least a majority of the resulting or surviving entity’s voting power immediately after such consolidation, merger or reorganization (solely in respect of their equity interests in this Company); (ii) the sale, lease, transfer, exclusive license or other disposition of all or substantially all of the assets or business of the Company; and (iii) or a Sale of Voting Control shall, in addition to any liquidation, dissolution or winding up of the Company, each also be deemed to be a Liquidation Event. Notwithstanding the foregoing, any transaction described in (i) or (ii) or (iii) above (individually and collectively, a “Deemed Liquidation Event”) shall not constitute a Liquidation Event (or a Deemed Liquidation Event) if, upon the request of the Company (upon the approval of a majority of the members of the Board, excluding for this purpose any director elected or designated by holders of Series B Preferred Stock), the holders of a majority of the issued and outstanding shares of Series B Preferred Stock consent, in writing, to such transaction being deemed not to be a Liquidation Event. “Sale of Voting Control” means the transfer by shareholders of the Company (in one or a series of related transactions) to one person or group of related persons of shares constituting not less than a majority of the outstanding shares of Common Stock of the Company with the Series A Preferred Stock, Series B Preferred Stock and any other class of convertible Junior Stock, on an “as converted” basis.

(c) Consideration. If any of the assets of the Company are to be distributed, or consideration is otherwise to be distributed, paid or received in a transaction described, under this Section 4 in a form other than cash, the fair market value of such assets (including for purposes of payment of the Liquidation Amount) shall be determined in good faith by the Board. Any securities shall be valued as follows (or if otherwise so determined by the Board, in a manner provided for under the negotiated terms of an arms-length transaction with a third party, approved by the Board and the requisite vote of the shareholders of the Company):

(i) Securities not subject to investment letter or other similar restrictions on free marketability covered by (B) below:

(A) If traded on a national securities exchange (as defined under the Securities Exchange Act of 1934, as amended), the value shall be deemed to be the average of the closing prices of the securities on such exchange over the twenty (20) trading day period ending three days prior to the closing;

(B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the twenty (20) trading day period ending three days prior to the closing; and

(C) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board.

(ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount (as determined by the Board in good faith) from the market value determined as pursuant to clause (i) above to reflect the approximate fair market value thereof.

(d) Notice of Liquidation Event. The Company shall give each holder of record of Series B Preferred Stock written notice of the transaction which, if effected, will constitute a Liquidation Event not later than twenty (20) days prior to the shareholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first notice shall describe the material terms and conditions of the pending transaction and the provisions of this Section 4(d). The Company shall thereafter give such holders prompt notice of any material changes in the terms of the pending transaction. The transaction shall in no event take place sooner than twenty (20) days after the Company has given the first notice or sooner than seven (7) days after the Company has given notice of any material changes in the terms of such transaction. In the event the requirements of this Section 4(d) are not complied with in all material respects, the Company shall forthwith either:

(i) cause such closing to be postponed until such time as the requirements of this Section 4(d) have been complied with; or

(ii) cancel such transaction, in which event the rights, preferences and privileges of the Series B Preferred Stock shall continue in effect in accordance with the terms of the Articles of Incorporation, as the same may be amended from time to time.

5. Conversion. The holders of Series B Preferred Stock shall have the following conversion rights (the “Conversion Rights”):

(a) Voluntary Conversion. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Stated Value by the Conversion Price in effect at the time of conversion. The conversion price of Series B Preferred Stock (the “Conversion Price”) shall initially be $0.20 per share. The Conversion Price, and the rate at which shares of Series B Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. Any accrued but unpaid dividends existing at the time of any conversion pursuant to this Section 5(a) may, at the option of the holder, be converted into shares of Common Stock at a price per share equal to the Stated Value divided by the Conversion Price (as equitably adjusted for any stock splits, stock dividends, reverse stock splits, stock combinations and other similar capitalization changes).

(b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series B Preferred Stock. In lieu of any fractional shares to which a holder would otherwise be entitled, the Company shall pay cash in an amount equal to the product (calculated to the nearest cent) of such fraction and the fair market value of one share of Common Stock as determined in good faith by the Board.

(c) Mechanics of Conversion.

(i) In order for a holder of Series B Preferred Stock to convert shares of Series B Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates representing such shares of Series B Preferred Stock, at the office of the transfer agent for the Series B Preferred Stock (or at the principal office of the Company if the Company serves as its own transfer agent), together with written notice that such holder elects to convert all or any portion of the shares of the Series B Preferred Stock represented by such certificate or certificates. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or such holder’s attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Company if the Company serves as its own transfer agent) shall be the conversion date (“Conversion Date”). The Company shall, as soon as practicable after the Conversion Date, issue and deliver to the holder of such Series B Preferred Stock, or to such holder’s nominees, a certificate or certificates representing the number of shares of Common Stock to which such holder is entitled upon conversion of such Series B Preferred Stock, together with cash in lieu of any fractional share.

(ii) The Company shall at all times when shares of Series B Preferred Stock are outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of Series B Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock into shares of Common Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of Series B Preferred Stock, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

(d) Adjustments to Conversion Price.

(i) Adjustment for Stock Splits and Combinations. If the Company shall at any time, or from time to time, after the date of the first issuance of Series B Preferred Stock (the “Original Issue Date”) effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time, or from time to time, after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this subsection shall become effective concurrently with the effectiveness of such subdivision or combination.

(ii) Adjustment for Common Stock Dividends and Distributions. If the Company at any time, or from time to time, after the Original Issue Date, shall make or issue a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price then in effect shall be decreased concurrently with the issuance of such dividend or distribution, by multiplying the Conversion Price then in effect by a fraction: (x) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance; and (y) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that no adjustment with respect to the Conversion Price or the Series B Preferred Stock shall be made if the holders of Series B Preferred Stock simultaneously receive, at the election of the Company (i) a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock that they would have received if all outstanding shares of Series B Preferred Stock had been converted into Common Stock on the date of such event or (ii) a dividend or other distribution of shares of Series B Preferred Stock based on the number of shares of Common Stock which each share of Series B Preferred Stock is convertible into, as of the date of such event, as is equal to the number of additional shares of Common Stock being issued with respect to each share of Common Stock in such dividend or distribution.

(iii) Adjustment for issuances below Conversion Price. If the Company at any time, or from time to time, after the Original Issue Date, shall issue shares of its Common Stock for consideration per share (“Offering Price”) or issue any securities convertible into or exchangeable for its Common Stock for a consideration per share of Common Stock (the “Exchange Price”) deliverable upon conversion or exchange of such securities (excluding shares of Common Stock or securities convertible into or exchangeable for its Common Stock issued (A) in any of the transactions described in Section 5(d)(i) and 5(d)(ii) above; (B) upon issuance of stock or exercise of options granted to the Company’s officers, directors, employees and consultants under a plan or plans adopted by the Company’s Board of Directors or a committee thereof and approved by its shareholders (but only to the extent that the aggregate number of shares excluded by this Section 5(d)(iii) does not exceed 15% of the Company’s Common Stock outstanding, on a fully diluted basis, at the time of any issuance); (C) upon exercise of options, warrants, convertible securities and convertible note outstanding as of the Original Issue Date; (D) to shareholders of any corporation which merges into the Company in proportion to their stock holdings of such corporation immediately prior to such merger, upon such merger; (E) in a bona fide public offering pursuant to a firm commitment underwriting; or (F) in connection with an acquisition of a business or technology which has been approved by a majority of the Company’s outside directors but only if no adjustment is required pursuant to any other specific subsection of this Section 5 with respect to the transaction giving rise to such rights), less than the Conversion Price, then the Conversion Price shall be immediately reset to equal such lower Offering Price or Exchange Price.

(iv) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 5(d), the Company at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series B Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, as promptly as reasonably practicable after the written request at any time of any holder of Series B Preferred Stock (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series B Conversion Price then in effect; and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series B Preferred Stock.

(e) Notices. All notices hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the person to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five days after having been sent by certified mail, return receipt requested, postage prepaid; or (iv) the next business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the holder at its address and facsimile number, if any, appearing on the books of the Company.

6. Status of Converted Stock. In the event any shares of Series B Preferred Stock shall be converted pursuant to Section 5 hereof, the shares so converted shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate as of the time of conversion, except only the right of the holders thereof to receive shares of Common Stock in exchange therefore and, as applicable, to receive payment of any accrued but unpaid dividends thereon, and shall thereupon become Preferred Stock of the Company without further designation or terms applicable thereto, other than those which are otherwise applicable, if any, to the Preferred Stock of the Company, generally.

7. Voting Rights. Except as otherwise provided herein or as required by applicable law, the holders of Series B Preferred Stock shall be entitled to vote, together with holders of Series A Preferred Stock and Common Stock a single class, with respect to any matter or question upon which holders of Common Stock have the right to vote. Each share of Series B Preferred Stock shall have such number of votes as equal the number of shares of Common Stock then issuable upon conversion of the share of Series B Preferred Stock, multiplied by 50. The holders of the Series B Preferred Stock shall also be entitled to vote, separately as a class, on such matters or questions as may, hereunder or otherwise, be presented to holders of the Series B Preferred Stock for a vote from time to time, with each such share having an equivalent vote, and the Series B Preferred Stock shall be entitled to vote together as a single class with any class or series of stock of the Company other than the Common Stock, as may be issued and outstanding from time to time, as and to the extent which the voting rights and other terms applicable to such stock shall from time to time so provide. In addition to any other vote or approval required under Nevada law, holders of a majority of the issued and outstanding shares of Series B Preferred Stock shall approve any amendment to the Articles of Incorporation that would have a material adverse effect on only the rights of the holders of the Series B Preferred Stock as expressly set forth in the Articles of Incorporation.

8. Protective Provisions. At all times prior to the date the Common Stock is listed for trading on a national securities exchange, the Company shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Articles of Incorporation) the prior written approval of the holders of a majority of the outstanding Series B Preferred Stock:

(a) amend or repeal any provision of the Articles of Incorporation or Bylaws, if such amendment or repeal would have a material adverse effect on the rights of the holders of Series B Preferred Stock;

(b) amend or alter the preferences, rights or privileges of the Series B Preferred Stock;

(c) declare or pay any dividends or make any distributions on any of the Company’s securities other than as provided herein;

(d) purchase or redeem (or permit any subsidiary to purchase or redeem) any shares of equity securities of the Company other than pursuant to any employment agreement or restricted stock or similar arrangement, or pursuant to any equity compensation plan or arrangement;

(e) authorize or issue any new shares of Series B Preferred Stock or any class or series of stock or any other equity interest in the Company;

(f) enter into an agreement that would materially limit the Company’s ability to perform its obligations in respect of the Series B Preferred Stock;

(g) liquidate, dissolve or wind-up the business and affairs of the Company, effect any merger or consolidation or any other Deemed Liquidation Event, or consent to any of the foregoing;

(h) create, or authorize the creation of, or issue, or authorize the issuance of any debt security or create any lien or security interest (except for purchase money liens or statutory liens of landlords, mechanics, materialmen, workmen, warehousemen and other similar persons arising or incurred in the ordinary course of business) or incur other indebtedness for borrowed money, including but not limited to obligations and contingent obligations under guarantees, or permit any subsidiary to take any such action with respect to any debt security, lien, security interest or other indebtedness for borrowed money;

(i) create, or hold an equity interest in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Company, or permit any subsidiary to create, or authorize the creation of, or issue or obligate itself to issue, any class or series of equity interests, or sell, transfer or otherwise dispose of any equity interests of any direct or indirect subsidiary of the Company, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary;

(j) increase or decrease the authorized number of directors on the Board; or

(k) take any other action, which pursuant to the Articles of Incorporation or applicable Nevada law, requires the vote of the holders of the Series B Preferred Stock as a separate class or series.

9. Redeemed or Otherwise Acquired Shares. Any shares of Series B Preferred Stock that are redeemed or otherwise acquired by the Company or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Company nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series B Preferred Stock following such redemption or acquisition by the Company.

10. Waiver. The rights, preferences, privileges and other terms of the Series B Preferred Stock may be waived as to all shares of Series B Preferred Stock in any instance (without the necessity of convening any meeting of shareholders) upon the written agreement or consent, or the vote at a duly called meeting of shareholders, of a majority of the holders of the Series B Preferred Stock, and such waiver shall thereupon be binding upon all holders of Series B Preferred Stock.

11. Miscellaneous. The holders of the Series B Preferred Stock shall be entitled to receive all communications sent by the Company to the holders of the Common Stock.